FORM N-SAR EXHIBIT 77.O:
TRANSACTIONS EFFECTED PURSUANT TO RULE 10f-3

Name of Fund: Goldman Sachs Strategic International Equity Fund

Name of Underwriter or Dealer Purchased From: Citi

Names of Underwriting Syndicate Members: Goldman Sachs International; Goldman Sachs (Japan) Ltd.; Barclays Capital Japan Ltd.;
Daiwa Capital Markets Europe Ltd.; Deutsche Bank AG London; JP Morgan Securities Ltd/London; Merrill Lynch International;
Nomura International PLC; Okasan Securities Co Ltd.; SMBC Friend Securities Co Ltd.; Tokai Tokyo Securities Co Ltd.; UBS Limited (Denmark)
Name of Issuer: Sumitomo Mitsui Financial Group, Inc.

Date of First Offering: 1/20/10

Dollar Amount Purchased: JPY11,776,800

Number of Shares or Par Value of Bonds Purchased: 4200

Price Per Unit: JPY2,804

Resolution Approved: Approved at the May 20, 2010 Board Meeting.*

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Name of Fund:Goldman Sachs Core Fixed Income Fund

Name of Underwriter or Dealer Purchased From:Morgan Stanley

Names of Underwriting Syndicate Members: Goldman Sachs & Co.; Credit Suisse Securities USA; Morgan Stanley;
Bank of America Merrill Lynch; HSBC Securities; JP Morgan, Wells Fargo & Co.

Name of Issuer: Ameriprise Financial Inc.

Title of Security: AMP 5.3 03/15/20

Date of First Offering: 3/8/10

Dollar Amount Purchased: 299,283

Number of Shares or Par Value of Bonds Purchased: 300,000

Price Per Unit: 99.761

Resolution Approved:  Approved at the May 20, 2010 Board Meeting.*
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Name of Fund:Goldman Sachs Core Fixed Income Fund

Name of Underwriter or Dealer Purchased From:Deutsche Bank

Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Bank of America Merrill Lynch; Deutsche Bank Securities Inc.; UBS Securities

Name of Issuer:Developers Diversified Realty

Title of Security: DDR7 1/2 04/01/17

Date of First Offering: 3/16/10

Dollar Amount Purchased:274,986

Number of Shares or Par Value of Bonds Purchased: 275,000

Price Per Unit: 99.995

Resolution Approved:  Approved at the May 20, 2010 Board Meeting.*
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Name of Fund: Goldman Sachs Growth and Income Fund

Name of Underwriter or Dealer Purchased From: J.P. Morgan Chase Bank N.A.

Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Barclays Bank plc; Citigroup Global Markets Inc.;
Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; J.P. Morgan Securities Inc.; Morgan Stanley & Co. Inc.; Piper Jaffrey

Name of Issuer: Hartford Financial Services Group

Date of First Offering: 3/18/10

Dollar Amount Purchased: $1,795,425

Number of Shares or Par Value of Bonds Purchased: 64,700

Price Per Unit: $27.75

Resolution Approved: Approved at the May 20, 2010 Board Meeting.*
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Name of Fund: Goldman Sachs Mid Cap Value Fund

Name of Underwriter or Dealer Purchased From: J.P. Morgan Chase Bank N.A.
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Barclays Bank plc; Citigroup Global Markets Inc.;
Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; J.P. Morgan Securities Inc.; Morgan Stanley & Co. Inc.; Piper Jaffrey

Name of Issuer: Hartford Financial Services Group

Date of First Offering: 3/18/10

Dollar Amount Purchased:$1,626,150

Number of Shares or Par Value of Bonds Purchased: 58,600

Price Per Unit: $27.75

Resolution Approved: Approved at the May 20, 2010 Board Meeting.*

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Name of Fund: Goldman Sachs Growth Opportunities Fund

Name of Underwriter or Dealer Purchased From: Morgan Stanley & Co. Inc.

Names of Underwriting Syndicate Members:Goldman, Sachs & Co.; Citigroup Global Markets Inc.;
Credit Suisse First Boston Corporation;
J.P. Morgan Securities Inc.; Morgan Stanley & Co. Inc.; UBS Securities Inc.

Name of Issuer: Genpact Ltd.

Date of First Offering:3/18/10

Dollar Amount Purchased: 829,500

Number of Shares or Par Value of Bonds Purchased: 55,300

Price Per Unit: 15.00

Resolution Approved:  Approved at the May 20, 2010 Board Meeting.*
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Name of Fund: Goldman Sachs Core Fixed Income Fund

Name of Underwriter or Dealer Purchased From:J.P. Morgan Securities

Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Bank of America Merrill Lynch;
J.P. Morgan Securities

Name of Issuer:Northwestern Mutual Life

Title of Security: NWMLIC 6.063 40

Date of First Offering:3/23/10

Dollar Amount Purchased:975,000

Number of Shares or Par Value of Bonds Purchased: 975,000

Price Per Unit:100.000

Resolution Approved:  Approved at the May 20, 2010 Board Meeting.*
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Name of Fund: Goldman Sachs Core Fixed Income Fund

Name of Underwriter or Dealer Purchased From: Deutsche Bank Securities Inc.

Names of Underwriting Syndicate Members:Goldman, Sachs & Co.; Deutsche Bank Securities Inc.;
BBVA Securities Inc.

Name of Issuer: BBVA Bancomer SA Texas

Title of Security: BBVASM7 1/4 04/20

Date of First Offering: 4/15/10

Dollar Amount Purchased: 425,000

Number of Shares or Par Value of Bonds Purchased: 425,000

Price Per Unit:100.000

Resolution Approved:  Approved at the August 20, 2010 Board Meeting.**
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Name of Fund:Goldman Sachs Growth Opportunities Fund

Name of Underwriter or Dealer Purchased From:J.P. Morgan Chase Bank N.A.

Names of Underwriting Syndicate Members:Goldman, Sachs & Co.; Deutsche Bank Securities Inc.;
J.P. Morgan Securities Inc.;
UBS Securities Inc.

Name of Issuer:Polo Ralph Lauren Corp.

Date of First Offering:6/15/10

Dollar Amount Purchased:494,100

Number of Shares or Par Value of Bonds Purchased: 6,100

Price Per Unit: 81.00

Resolution Approved:Approved at the August 20, 2010 Board Meeting.**

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Name of Fund: Goldman Sachs Core Fixed Income Fund

Name of Underwriter or Dealer Purchased From: Morgan Stanley

Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Barclays Capital; Morgan Stanley;
Banc of America Securities LLC; BNP Paribas Securities Corp.; Citigroup Global Markets Inc.;
Deutsche Bank Securities Inc.

Name of Issuer: Covidien International Finance SA

Title of Security: COV 4.2 06/15/20

Date of First Offering: 6/21/10

Dollar Amount Purchased: 224,730

Number of Shares or Par Value of Bonds Purchased: 225,000

Price Per Unit: 99.880

Resolution Approved: Approved at the August 20, 2010 Board Meeting.**
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* Resolution adopted at the Meeting of the Board of Trustees on May 20, 2010:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (“GSAM”) to the Trustees all
purchases made during the calendar quarter ended March 31, 2010 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment
Company Act of 1940, as amended.

** Resolution adopted at the Meeting of the Board of Trustees on August 20, 2010:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (“GSAM”) to the Trustees
all purchases made during the calendar quarter ended June 30, 2010 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.